                                                                      Exhibit 11



                                INTERCEL, INC.
                        EARNINGS PER SHARE CALCULATION



PRIMARY & FULLY DILUTED EARNINGS PER SHARE:



                                                          THREE MONTHS ENDED              SIX MONTHS ENDED
                                                    JUNE 30, 1997   JUNE 30, 1996   JUNE 30, 1997   JUNE 30, 1996
                                                    -------------   -------------   -------------   -------------

Net (Loss) Income Before Cumulative Effect of Change
     in Accounting Principle                           $ 12,137       $ (1,455)       $(17,429)       $   (919)
Cumulative Effect of Change in Accounting Principle          --             --              --          (2,583)
                                                       --------       --------        --------        --------
Net Loss                                               $ 12,137       $ (1,455)       $(17,429)       $ (3,502)
                                                       ========       ========        ========        ========


Weighted average shares outstanding                      26,812         26,807          26,812          23,353
Common stock equivalents outstanding (a)                 10,332             --              --              --
                                                       ========       ========        ========        ========
                                                         37,144         26,807          26,812          23,353
                                                       ========       ========        ========        ========


PER SHARE DATA:
Net (Loss) Income Before Cumulative Effect of Change
     in Accounting Principle                           $   0.33       $  (0.05)       $  (0.65)       $  (0.04)
Cumulative Effect of Change in Accounting Principle          --             --              --           (0.11)
                                                       --------       --------        --------        --------
Net Loss                                               $   0.33       $  (0.05)       $  (0.65)       $  (0.15)
                                                       ========       ========        ========        ========




(a) Excludes common stock equivalents (as calculated under the treasury stock method) totaling 1,131 for the three months ended June 30, 1996 and 276 and 1,039 for the six months ended June 30, 1997 and 1996, respectively, as inclusion of such equivalents would have an antidilutive effect on earnings per share for those periods.